THIS AGREEMENT is dated the 30th day of June 1997

BETWEEN

1)        INVU SERVICES LIMITED

and

2) DAVID MORGAN of 6 Andrews Close, Leire,Leicestershire, LE17 5ER ("the Executive")

1.        PRINCIPAL TERMS

1.1 The following words or phrases as used in this Agreement shall have the meaning set out below:

1.1..1    Appointed Capacity: Chief Executive.

1.1.2.    Board: The Board of Directors of the Company

1.1.3     Commencing Date: 1st March 1997

1.1.4     Minimum Period of Notice: 12 months

1.1.5 Required Duties: Such duties as may be vested in him by the Board from time to time;

1.1.6 Agreed Salary: (pound)92,500 per annum plus quarterly bonuses based upon profit achievements as agreed by the Board; (Note: D Morgan has agreed to defer full salary payments until the Company is in a position to pay, whereupon any pay may be backdated.

1.1.7 Motor Car: Any contract hire vehicle at a contract hire charge of up to(pound)800 per calendar month, unless alternative car arrangements are agreed between the parties; 1.1.8 Annual Holidays: 25 working days;

1.1.9     Holiday year: 1 January to 31 December;

1.1.10    Maximum Period of Absence: 12 months;

1.1.11    Date Continuous Employment Began: 1st March 1997

2.        PERIOD EMPLOYMENT

2.1 The Company shall employ the Executive and the Executive shall serve the Company in the Appointed Capacity unless and until terminated by either party giving to the other the Minimum Period of Notice in writing, subject to the provisions of Clause 10.

2.2 No employment prior to the Date Continuous Employment Began counts as part of the Executive's continuous period of employment with the Company

2.3 In any event, this Agreement will terminate on the Executive reaching his 65th birthday.

3.        EMPLOYMENT FOR THE COMPANY

3.1 During his employment the Executive shall (except during agreed holidays and unless prevented by sickness or injury) devote the whole of his time, attention and skill to the Required Duties during normal business hours and at such other times as necessary to fulfil the Required Duties or as the Board may from time to time require.

3.2 During his employment the Executive shall comply with the reasonable instructions of and exercise the powers from time to time defined or given by the Board and shall diligently perform his duties faithfully serve and promote the interests of the Company or any associated company.

3.3 The Executive shall work from such premises as directed by the Board and shall make such journeys within and outside the United Kingdom on the business of the Company or any associated company or firm as may be reasonably required by the Board.

3.4 The Executive shall not (except with the written consent of the Board) either solely or jointly be directly or indirectly concerned engaged or interested in any other business.

3.5 Clause 3.4 shall not operate in respect of the Executive or his nominees holding any quoted investments of 5% or less of the shares or stock of any class of any one company.

3.6 Clause 3.4 shall not operate in respect of the Executive or his nominees holding unquoted investment in a business or businesses which do not compete directly or indirectly with the business of the Company.

3.7 The Board shall be entitled to discipline the Executive in accordance with the Company's Disciplinary Procedure. Any grievance of the executive should be addressed to the Board whose decision shall be final.

4.        REMUNERATION

4.1 By way of remuneration for this services the Company shall pay to the Executive the Agreed Salary, subject to the provisions of Clause 4.2. The salary shall be deemed to accrue from day to day and shall be payable by equal monthly payments in arrears on or about the ( ) day of each month.

4.2 The Company shall review the Executive's salary at the end of each 12 month period but both parties agree that there may be circumstance or facts relating to the Company at the date of the review which may make part of any intended revision unreasonable.

5.        HOLIDAYS

5.1 The Executive shall be entitled (in addition to the usual public and statutory holidays) without loss of remuneration to Annual Holidays in the Holiday Year to be taken at such time or times as the Executive shall agree with the Board.

5.2 In the event the Executive does not exercise his entitlement to all or part of his Annual Holidays in the relevant Holiday Year, the Executive shall be entitled to carry forward a maximum of five working days of his Annual Holidays accrued to the following Holiday Year.

5.3 On termination of this Agreement (for whatever reason) the Executive shall be entitled to salary in lieu of holiday entitlement not exercised and the Company shall be entitled to deduct from the Executive's salary any salary paid for holiday taken in excess of entitlement. In this Clause, "holiday entitlement" shall refer to that accrued on a pro rata basis over the Holiday Year in respect of each complete month worked in the Holiday Year of termination.

6.        HEALTH PROVISIONS

6.1 In case the Executive shall at any time be prevented by illness or injury from performing his duties he shall if required by the Company provide the Company with evidence of such incapacity and the cause. The Executive shall receive his full salary payable under clause 4.1 for one half of the Maximum Period of Absence and half salary payable under Clause 4.1 for the remaining Maximum Period of Absence in any period of 104 consecutive weeks.

6.2 The Company shall provide and maintain on behalf of the Executive, his wife and any dependent children membership in a BUPA Scheme or any other Scheme providing equivalent benefits.

7.        PENSION

7.1 The Company agrees to contribute to a personal pension scheme nominated by the Executive a sum not less than 5% of the Executive's current annual salary.

8.        COMPANY VEHICLE

8.1 The Company shall provide and maintain for the sole use of the Executive a Motor Car and all expenses and petrol in connection with its private and business use shall be paid or reimbursed to the Executive by the Company on presentation of appropriate receipts if required.

8.2 A new Motor Car will be supplied to the Executive after 3 years or 60,000 miles, whichever occurs first.

8.3 The Motor Car may be used by persons other than the Executive with the Executive's permission and provided that such use is in compliance with the Company's Motor Insurance Policy covering the vehicle and is in compliance with the Company's Contract Hire Agreement on the vehicles.

8.4 The Executive shall not authorize any person to use the Motor Car who is not in possession of a valid driving license.

8.5 The Company reserves the right to vary the terms and/or rules regarding Company vehicles

9.        EXPENSES

9.1 The Company shall reimburse to the Executive all expenses properly incurred by the Executive in the execution of his Required Duties including those in respect of travelling, hotel, subsistence, entertainment of existing or potential clients and customers and other out of pocket expenses on presentation, if requested by the Board of appropriate receipts of vouchers.

10.       TERMINATION OF EMPLOYMENT

10.1 On termination of this Agreement of this Agreement by whatever cause, the Executive shall resign forthwith at the request of the Board all offices held by him in the Company and any associated company or firm.

10.2 On termination of this Agreement by whatever cause, the Executive shall at the request of the Board deliver up forthwith to the Company all papers, documents, materials and other property (and copies thereof) in his possession belonging to or in any way connected with the business of the Company or any associated company or firm.

10.3 The Company may terminate this Agreement without notice or prior warning upon the happening of any of the following events.

10.3.1 if the Executive commits any act of gross misconduct or gross incompetence; or

10.3.2    if the Executive becomes unsound of mind; or

10.3.3 if the Executive becomes bankrupt or makes any arrangement or composition with his creditors; or

10.3.4    if the Executive  willfully  refuses to carry out his Required Duties;
          or

10.3.5 if the Executive is convicted of any criminal offence other than an offense which in the reasonable opinion of the Board does not affect his position or his suitability for the position he then holds with the Company; or

10.3.6 if the Executive commits any conduct which in the reasonable opinion of the Board brings him, the Company, or any associated company or firm into disrepute.

10.4 The Company may by notice in writing to the Executive terminate his employment under this Agreement giving not less than twelve months notice subject to the 23 month minimum contract period set out in Clause 1.1.4:

10.4.1 if the Executive is absent from or unable to perform this Require Duties due to illness, accident or some other cause for a period or periods exceeding in all the Maximum Period of Absence in any period of 104 consecutive weeks;

104.2 if the Executive repeats or continues any material act or omission in breach of his obligations after a written warning in respect of such an act or omission has been given to him.

11.       POWER OF ATTORNEY

11.1 The Executive irrevocably appoints the Company to be his Attorney in his name and on his behalf to execute, sign and do all such instruments or things and generally to use the Company name for the purpose of giving to the Company or its nominee the full benefit of the provisions of this agreement and a certificate in writing signed by any Director or the Secretary of the Company, that any instrument or act falls within the authority hereby conferred, shall be conclusive evidence that such is the case so far as any third party is concerned.

12.       CONFIDENTIALITY

12.1 The Executive shall keep confidential and shall not (otherwise than in the course of duty) without the consent of the Board divulge o make know to anyone or use for the benefit of anyone (other than the Company) the secrets of the Company or any confidential information relating in any way to the Company's customers or business or manufacturing processes.

12.2 In Clause 12.1 above, the words ("the secretes of the Company" shall mean any information which came to the Executive's knowledge only by reason of his employment and in particular any knowledge or information relating to:

12.2.1 the finances of the Company which are not otherwise a matter of public record;

12.2.2 research, development or design of any products or proposed products of the Company at the date of termination of this Agreement;

12.2.3 lists, whether written or not, of customers or clients of the Company's products or services and details of any agreements or arrangements made between the company and its customers or clients in respect of products or services obtained by the Company;

12.2.4 the information collected for or the results of any market researches or plans undertaken by or on behalf of the Company in respect of the manufacture conversion merchandising or distribution of any of the company's products or services.

12.3 All records (whether on paper, magnetic tapes or some other medium) papers and documents kept or made by the Executive relating to the business of the Company (and all copies thereof) shall be and remain the property of the company and shall be surrendered to the Board on request of on termination.

12.4 In this Clause 12 references to the Company shall include any associated company.

13.       NOTICE

13.1 Notice may be given to either party by letter or by facsimile transmission or telex addressed to the other party at (in the case of the Company) its registered office for the time being and (in the case of the Executive) his last know address and any such notice given by letter shall be deemed to have been given 48 hours after the date of posting or in the case of facsimile transmission or telex, at the time of sending.

14.       DEFINITIONS

14.1 In this Agreement the expression an "associated company" shall mean any company which for the time being is:

14.1.1    a subsidiary  company (as defined by Section 736 of the  Companies Act
          1985) of the Company; or

14.1.2    a holding  company  (as defined by Section  736 of the  Companies  Act
          1985) of the Company; or

14.1.3    any subsidiary or holding company of any such holding company; or

14.1.4 a company having an equity share capital of which not less than twenty-five percent is beneficially owned by the company or any such holding or subsidiary companies and the expression a "holding company" shall mean any body corporate which I for the time being a holding company of such company within the meaning of Section 736 of the Companies Act 1985.

14.2 The expression associated firm shall man any other business which is in common ownership with the ownership of the Company.

15.       GOVERNING LAW

15.1 The performance of the terms and conditions of the Agreement shall be governed by English Law and shall be subject to the exclusive jurisdiction of the English Courts.

AS WITNESS the signature of the parties or their duly authorized representatives on the 30th day of June 1997.

SIGNED BY /s/ Tracey Ann Falconer   )
for and on behalf of                )
INVU SERVICES LIMITED               )

In the presence of:

Name:
Address:

Occupation:


SIGNED BY DAVID MORGAN              )
                                    )

In the presence of:

Name:             /s/ D. Morgan
Address:          6 Andrews Close
                  Leire, Leicestershire, LE17 ER

Occupation:       Director